SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Preliminary Information Statement
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☐ Definitive Information Statement

CANAM URANIUM CORP.
(Name of Registrant as Specified In Its Charter)

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[LOGO OF CANAM URANIUM CORP.]

CANAM URANIUM CORP.
1031 N State St., Suite 108
Bellingham, Washington 98225

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about October ___, 2008 to the holders of record as of the close of business on October ___, 2008 of the common stock of CanAm Uranium Corp. (“CanAm Uranium”).

The Board of Directors of CanAm Uranium has approved, and a total of 1 stockholder holding an aggregate of 33,449,033 shares of common stock issued and outstanding as of July 29, 2008, and all 100,000 shares of the Series B Preferred Stock, representing that number of votes equal to 100,000,000 shares of common stock, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and CanAm Uranium’s Articles of Incorporation, as amended, and Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of CanAm Uranium for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDER

GENERAL

CanAm Uranium will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. CanAm Uranium will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of CanAm Uranium’s common stock.

CanAm Uranium will only deliver one Information Statement to multiple security holders sharing an address unless CanAm Uranium has received contrary instructions from one or more of the security holders. Upon written or oral request, CanAm Uranium will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: CanAm Uranium Corp., 1031 N. State St., Suite 108, Bellingham, Washington 98225, Attn: Ryan Gibson, Director. Mr. Gibson may also be reached by telephone at (206) 274-7598.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to CanAm Uranium’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of CanAm Uranium’s outstanding capital stock is required to effect the action described herein. CanAm Uranium’s Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, CanAm Uranium had 129,782,100 shares of common stock issued and outstanding, and 100,000 shares of the Series B Preferred Stock, representing that number of votes equal to 100,000,000 shares of common stock, issued and outstanding. The voting power representing not less than 114,891,051 shares of common stock are required to pass any stockholder resolutions. The consenting stockholder is the record and beneficial owner of 33,449,033 shares of common stock, which represents approximately 25.7% of the issued and outstanding shares of CanAm Uranium’s common stock, and the record holder of 100,000 shares of Series B Preferred Stock, which represents 100% of the issued and outstanding shares of CanAm Uranium’s Series B Preferred Stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a joint written consent, dated July 29, 2008. No consideration was paid for the consent. The consenting stockholder’ names, affiliations with CanAm Uranium, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
Ryan Gibson	Chairman of the Board of Directors	33,449,033 shares of common stock 65,000 shares of Series B Preferred Stock(1)	25.7% (common stock) 100,000% (Series B Preferred Stock)

(1) Voting power equal to 100,000,000 shares of common stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 29, 2008, certain information regarding the ownership of CanAm Uranium’s capital stock by each director and executive officer of CanAm Uranium, each person who is known to CanAm Uranium to be a beneficial owner of more than 5% of any class of CanAm Uranium’s voting stock, and by all officers and directors of CanAm Uranium as a group. Unless otherwise indicated below, to CanAm Uranium’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 29, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 33,449,033shares of common stock, and 100,000,000 shares of Series B Preferred Stock issued and outstanding on a fully diluted basis, as of July 29, 2008.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Ryan Gibson Chairman of the Board of Directors 1031 N. State St., Suite 108, Bellingham, Washington 98225	33,449,033 (common stock) 100,000 (Series B Preferred Stock)	25.7% 100%
David Hayes President and Chief Executive Officer, Chief Financial Officer and Director 1031 N. State St., Suite 108, Bellingham, Washington 98225	0 (common stock)	0%
Paul Sarjeant Director 1031 N State St., Suite 108 Bellingham, Washington 98225	-0- (common stock)	0%
Charles Rendina Director 1031 N State St., Suite 108 Bellingham, Washington 98225 Canada V6J 1Y6	-0- (common stock)	-0-%
All officer and directors as a group (4 persons)	33,449,033 (common stock) 100,000 (Series B Preferred Stock)	25.7% (common stock) 100% (Series B Preferred Stock)

(1) This table is based on 129,782,100 shares of common stock and 100,000 shares of Series B Preferred Stock issued and outstanding on July 29, 2008.
Executive Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2007, 2006 and 2005:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) *		Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
David C. Hayes, President and Chief Executive Officer, Chief Financial Officer and Director (1)	2007 2006 2005	$ $	73,500 10,000 -0-	-0- -0- -0-	$ $	-0- 63,900 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	$ $	73,500 73,900 -0-
Ryan Gibson, President and Chief Executive Officer, and Chairman of the Board of Directors (2)	2007 2006 2005	$ $	73,500 10,000 -0-	-0- -0- -0-		$-0- 63,900 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	$ $	73,500 73,900 -0-
Puneet Sharan, President and Chief Executive Officer, and Director (3)	2007 2006 2005		-0- -0- -0-	-0- -0- -0-		-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-		-0- -0- -0-

(1)
Appointed Chief Financial Officer and Director on August 11, 2006. Appointed President and Chief Executive Officer on December 17, 2007. Resigned all positions as an officer and director on September 10, 2008.

(2)	Appointed President and Chief Executive Officer, and Chairman of the Board of Directors on August 11, 2006. Resigned as President and Chief Executive Officer on December 17, 2007.

(3)
Appointed President, Chief Executive Officer and Director on June 7, 2004. Resigned as President, Chief Executive Officer and Director on August 11, 2006. Resigned as Chairman on September 14, 2008, but remains as Director.

Employment Agreements

The Company has no employment agreements with either of David Hayes or Ryan Gibson.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2007 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of October 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) *		Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David C. Hayes (1)	-0-	-0-		-0-	-0-	-0-	-0-		-0-
Ryan Gibson (2)	-0-	-0-		-0-	-0-	-0-	-0-		-0-
Charles Rendina (3)	-0-	$0	(8)	-0-	-0-	-0-	-0-		-0-
Dr. Michael Hitch (4)	-0-	$49,400		-0-	-0-	-0-	-0-		$49,400
Dr. Peter Born (5)	-0-	-0-		-0-	-0-	-0-	$1	(9)	-0-
Paul Sarjeant (6)	-0-	-0-		-0-	-0-	-0-	$1	(10)	-0-
Thomas E. Puzzo (7)	-0-	-0-		-0-	-0-	-0-	$1	(11)	-0-

(1)
Appointed Chief Financial Officer and Director on August 11, 2006. Appointed President and Chief Executive Officer on December 17, 2007. Resigned all positions as an officer and director on September 10, 2008.

(2)
Appointed President and Chief Executive Officer, and Chairman of the Board of Directors on August 11, 2006. Resigned as President and Chief Executive Officer on December 17, 2007. Resigned as Chairman on September 14, 2008, but remains as Director.

(3)	Appointed Director on August 17, 2006. Resigned as a director on September 14, 2008.

(4)	Appointed Director on March 6, 2007. Resigned as a director February 19, 2008.

(5)	Appointed Director on April 16, 2007. Resigned as a director February 19, 2008.

(6)	Appointed Director on April 16, 2007. Resigned as a director on September 15, 2008.

(7)	Appointed Director on April 20, 2007. Term as a director expired May 10, 2008.

(8)
Appointed Director on August 17, 2006. On April 17, 2008, Mr. Rendina was ranted an option, currently exercisable, to purchase 100,000 shares of common stock of CanAm at a purchase price of $1.19 per share for a term expiring on February 26, 2017.

(9)
On May 10, 2007, Mr. Born was granted a warrant to purchase 250,000 shares of common stock, at no exercise price per share, with a vesting date of April 16, 2008, and a term of 5 years, in consideration for Mr. Born serving as a director of CanAm from April 16, 2007 until April 16, 2008. They have were assigned a nominal value of $1.

(10)
On May 10, 2007, Mr. Sarjeant was granted a warrant to purchase 250,000 shares of common stock, at no exercise price per share, with a vesting date of April 16, 2008, and a term of 5 years, in consideration for Mr. Sarjeant serving as a director of CanAm from April 16, 2007 until April 16, 2008.They were assigned a nominal value of $1.

(11)
On May 10, 2007, Mr. Puzzo was granted a warrant to purchase 250,000 shares of common stock, at no exercise price per share, with a vesting date of April 20, 2008, and a term of 5 years, in consideration for Mr. Puzzo serving as a director of CanAm from April 20, 2007 until April 20, 2008.They were assigned a nominal value of $1.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of October 31, 2007:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Hayes	300,000	-0-	-0-	$1.19	02/26/17	-0-	-0-	-0-	-0-
Ryan Gibson	1,600,000	-0-	-0-	$1.19	02/26/17	-0-	-0-	-0-	-0-
Charles Rendina	100,000	-0-	-0-	$1.19	02/26/17	-0-	-0-	-0-	-0-
Dr. Michael Hitch	200,000	-0-	-0-	$1.19	02/26/17	-0-	-0-	-0-	-0-
Dr. Peter Born	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
Paul Sarjeant	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
Thomas E. Puzzo	50,000	-0-	-0-	$1.19	02/26/17	-0-	-0-	-0-	-0-

Securities Authorized for Issuance under Equity Compensation Plans

On February 19, 2007, the CanAm Uranium Corp. 2007 Stock Option Plan (the “Plan”) was adopted and approved by the Directors of the Company. 7,000,000 shares of common stock have been authorized for issuance under the Plan, at the discretion of the Plan Administrator, to be granted as awards under the Plan. As of February 14, 2008, options to purchase 4,800,000 shares of common stock under the Plan were outstanding. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of CanAm Uranium which may result in a change in control of CanAm Uranium.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of CanAm Uranium’s Board and the written consent of the consenting stockholder:

I.	APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND SERIES A PREFERRED STOCK AT A RATIO OF ONE-FOR-TWO HUNDRED

On July 17, 2008 the Board of Directors and on July 29, 2008 the consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock and Series A Preferred Stock of CanAm Uranium, at a ratio of one-for-two hundred (the “Reverse Stock Split”). The Reverse Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of CanAm Uranium.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The reverse split will not change the number of authorized shares of common stock, Series A Preferred Stock or Series B Preferred Stock as stated in CanAm Uranium’s Certificate of Incorporation, as amended, or the par value of CanAm Uranium’s common stock, Series A Preferred Stock or Series B Preferred Stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder of CanAm Uranium will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the split.

CanAm Uranium has no current plans, proposals or arrangements for the issuance of the shares that will result from the effective increase in the number of authorized shares that will result from the approved Reverse Stock Split.

Purpose

The Board of Directors believed that it was in the best interests of CanAm Uranium to implement a Reverse Stock Split on the basis that the high number of issued and outstanding shares of common stock of CanAm Uranium would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which have an excessive number of shares of common stock issued and outstanding.

Certain Risks Associated With the Reverse Stock Split

The Reverse Stock Split will have possible anti-take over effects.

Management of CanAm Uranium may use the shares that will result from the effective increase in the number of authorized shares that will result from the approved Reverse Stock Split to resist a third-party transaction by, for example, diluting stock ownership of persons seeking to obtain control of CanAm Uranium.

There can be no assurance that the total projected market capitalization of CanAm Uranium’s common stock after the proposed Reverse Stock Split will be equal to or greater than the total projected market capitalization before the proposed Reverse Stock Split or that the price per share of CanAm Uranium’s common stock following the Reverse Stock Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of CanAm Uranium common stock (the “New Shares”) after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of CanAm Uranium common stock (the “Old Shares”) outstanding before the Reverse Stock Split.

Accordingly, the total market capitalization of CanAm Uranium’s common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of CanAm Uranium’s common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.  In many cases, the total market capitalization of a company following a Reverse Stock Split is lower than the total market capitalization before the Reverse Stock Split.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors and a decline in the market price for CanAm Uranium’s common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of CanAm Uranium’s common stock could be adversely affected following a Reverse Stock Split.

The market price of CanAm Uranium’s common stock will also be based on CanAm Uranium’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of CanAm Uranium’s common stock declines, the percentage decline as an absolute number and as a percentage of CanAm Uranium’s overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a Reverse Stock Split are lower than they were before the Reverse Stock Split. Furthermore, the liquidity of CanAm Uranium’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

CanAm Uranium’s common stock trades as a “penny stock” classification which limits the liquidity for CanAm Uranium’s common stock.

CanAm Uranium’s stock is subject to “penny stock” rules as defined in Rule 3151-1, promulgated pursuant to the Securities Exchange Act of 1934, as amended.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  CanAm Uranium’s common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which CanAm Uranium’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of CanAm Uranium’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  CanAm Uranium also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to CanAm Uranium’s common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for CanAm Uranium’s common stock.

Principal Effects of the Reverse Stock Split

In addition to those risk factors noted above, the Reverse Stock Split will have the following effects:

General Corporate Changes - 200 Old Shares and owned by a stockholder would be exchanged for 1 New Share and the number of shares of CanAm Uranium’s common stock issued and outstanding will be decreased proportionately based on the Reverse Stock Split.

If approved and effected, the Reverse Stock Split will be effected simultaneously for all of CanAm Uranium’s issued and outstanding common stock.  While the intent is for the proposed reverse split to affect all of CanAm Uranium’s stockholders uniformly, the process of rounding up when any of CanAm Uranium’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in CanAm Uranium.

The Reverse Stock Split does not materially affect the proportionate equity interest in CanAm Uranium of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the reverse split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in CanAm Uranium.

Authorized Shares - The reverse split will not change the number of authorized shares of common stock Series A Preferred Stock or Series B Preferred Stock of CanAm Uranium, as stated in CanAm Uranium’s Articles of Incorporation, as amended.

Accounting Matters - The Reverse Stock Split will not affect the par value of CanAm Uranium’s common stock, Series A Preferred Stock or Series B Preferred Stock.  As a result, as of the effective time of the Reverse Stock Split, the stated capital on CanAm Uranium’s balance sheet attributable to CanAm Uranium’s common stock will be increased proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of CanAm Uranium’s common stock will be restated because there will be a lesser number shares of CanAm Uranium’s common stock outstanding.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Reverse Stock Split, each outstanding share of common stock of CanAm Uranium will automatically be converted on the effective date at the applicable Reverse Stock Split ratio. It will not be necessary for stockholders of CanAm Uranium to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

CanAm Uranium’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

II.	APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A CHANGE OF NAME OF THE CORPORATION FROM “CANAM URANIUM CORP.” TO “CLEANPATH RESOURCES CORP.”

On July 17, 2008 the Board of Directors and on July 29, 2008 the consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to effect a change of our name from “CanAm Uranium Corp.” to “CleanPath Resources Corp.” (the “Name Change”). The Name Change shall be effective twenty (20) days after this Information Statement is mailed to stockholders of CanAm Uranium.

ADDITIONAL AND AVAILABLE INFORMATION

CanAm Uranium is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

CanAm Uranium’s Annual Report on Form 10-KSB for the year ended October 31, 2007; Quarterly Reports on Form 10-Q, for the quarters ended January 31, 2008 and April 30, 2008, and Current Reports on Form 8-K filed with the SEC on February 25, 2008, April 21, 2008, and May 12, 2008 have been incorporated herein by this reference.

CanAm Uranium will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by CanAm Uranium pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding CanAm Uranium should be addressed to Ryan Gibson, Director, at CanAm Uranium’s principal executive offices, at: CanAm Uranium, Inc., 1031 N State St., Suite 108, Bellingham, Washington 98225, telephone (206) 274-7598.